                                                                   EXHIBIT 10.26

                              [/\#/\] CERTAIN CONFIDENTIAL INFORMATION CONTAINED
                                  IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN
                               OMITTED AND FILED SEPARATELY WITH THE  SECURITIES
                                    AND EXCHANGE COMMISSION PURSUANT TO RULE 406
                                      OF THE SECURITIES ACT OF 1933, AS AMENDED.

               UNIVERSITY OF COLORADO MATERIALS TRANSFER AGREEMENT

Parties
-------
This is an Agreement, dated September 12, 2003 (the "Effective Date") between the Regents of the University of Colorado, a body corporate, contracting on behalf of the University of Colorado Health Sciences Center ("UCHSC"), and Myogen, a Delaware corporation with a principal place of business at 7575 West 103'd Avenue, Westminster, Colorado 80021-5426 ("Recipient").

Materials
---------
Biological materials to which this Agreement applies: one or more samples, to be specified by Recipient, from the Human Cardiac Tissue Bank of the Department of Cardiology at the UCHSC ("Biological Materials"), and any related information or material supplied in connection therewith.

UCHSC owns and is in possession of Biological Materials and has a right to provide said Biological Materials to Recipient as provided under this Agreement.

Grant
-----
UCHSC is pleased to provide Recipient with Biological Materials subject to the following terms:

Terms
----

1. (a) Recipient must reimburse UCHSC [/\#/\] of the annual costs of support incurred by UCHSC to meet the obligations of this Agreement.

   (b) Payments required under Article 1(a) above satisfy the requirements of
Article V of the Intellectual Property License Agreement between Recipient and the University Technology Corporation.

   (c) Nothing in this Agreement requires UCHSC to provide Biological Materials to Recipient in amounts that would prohibit or substantially hinder UCHSC from carrying on its own research.

2. Recipient agrees that Biological Materials may be used solely in Recipient's facilities, or such other party's facilities as the Recipient and UCHSC shall agree to in writing or as otherwise permitted under Section 3 below, and that Recipient will follow all applicable NIH guidelines.

3. Recipient must maintain control of Biological Materials and may not transfer control to third patties, except as otherwise permitted under Section 3 below, without the prior written consent of UCHSC, and whose consent will not be unreasonably withheld.

     Pursuant to this Section 3 of this Agreement, Recipient may provide samples of the Biological Materials to any third party for chemical or biological analysis and testing, where such third party has entered into a collaborative research and development agreement with Recipient or when the information from such analysis may be commercialized by Recipient or by third parties under an agreement with Recipient; provided that Recipient notify UCHSC of any third party that has been provided samples of the Biological Materials.

     In the event that a third party is provided commercial rights to the data derived from the chemical and/or genetic analysis of the Biological Materials, Recipient will use its best efforts to negotiate a



                                         [/\#/\]CONFIDENTIAL TREATMENT REQUESTED
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cost-free subscription to the commercial database of such third party containing data derived from the chemical and/or genetic analysis of the Biological Materials. The subscription would preferably be without restriction on UCHSC's use of the subscription database(s) for the purposes of grant or contract preparation and submittal to a non-profit or government agency, and publication of the University's own research results. In the event that Recipient cannot provide UCHSC with access to the commercial database of such third party under the terms described above, Recipient will make data that Recipient receives from third party analysis, available to UCHSC for purposes of grant or contract preparation and submittal to a non-profit or government agency.

4. (a) Nothing in this Agreement grants Recipient rights under any patents or in any know-how of UCHSC.

   (b) UCHSC places no restrictions other than those specified in this Agreement on Recipient's use of Biological Materials.

   (c) UCHSC will not make claims to test data, results, lab notes, reports or other works created or prepared without use of UCHSC funds, facilities, or personnel acting in their capacity as UCHSC employees, and Recipient shall own exclusively all intellectual property or other rights in any such test data, results, lab notes, reports or other works created or prepared using the Biological Materials.

5. Biological Materials ARE PROVIDED WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. RECIPIENT AGREES THAT UCHSC AND ITS EMPLOYEES AND AGENTS HAVE NO LIABILITY IN CONNECTION WITH BIOLOGICAL MATERIALS PROVIDED UNDER THIS AGREEMENT OR THEIR USE BY RECIPIENT UNDER THIS AGREEMENT.

6. This Agreement will terminate on the earliest of the following dates: (i) five years from the Effective Date; (ii) when Recipient determines that it has obtained all required Biological Materials and states so in writing; (iii) when UCHSC's supply of Biological Materials becomes exhausted; (iv) when all other business agreements, such as patent licenses, between Recipient and UCHSC or its agents have terminated; (v) immediately after any continuous fifteen (15) month period in which Recipient fails to provide the support specified in Article 1. In the event this Agreement terminates pursuant to clause (i) of this Section 6, Recipient will have the first option to renew this Agreement under substantially similar terms.

7. While this agreement is in force,

   (a) UCHSC may not provide Biological Materials or other samples from the Human Cardiac Tissue Bank to any commercial or for-profit entity whose research of such samples would be in competition with Recipient's research and development activities in heart failure, as summarized in Exhibit A.

     As a condition for supplying Biological Materials to third party commercial or for-profit entities, UCHSC will require that each party disclose to UCHSC specific information regarding the goals and objectives of the research and development activities related to samples from the Human Cardiac Tissue Bank in order for UCHSC to ascertain whether there is any potential conflict with Recipient's exclusive rights as described in 7(a), and if such potential conflict exists, to gain Recipient's consent to such third party research.



                                         [/\#/\]CONFIDENTIAL TREATMENT REQUESTED
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     (b) UCHSC may provide samples from the Human Cardiac Tissue Bank to third party nonprofit research and education institutions at any time but only for research and educational purposes. Such third parties must agree not to further transfer Biological Materials to any other entity.

     (c) UCHSC may conduct research on samples from the Human Cardiac Tissue Bank sponsored by for-profit entities as long as such research is not in competition with Recipient's business plan in the field of heart failure.

     (d) UCHSC and Recipient will make reasonable efforts to monitor the supply and use of samples from the Heart Tissue Bank in order to assure that each entity maintains an adequate supply of tissue in amounts that would not prohibit or substantially hinder either party from carrying on its own research.

8. This Agreement sets forth the entire agreement and understanding between the parties regarding the subject matter herein and cannot be changed or amended except by written agreement executed by both parties.

9. Any notice or communication permitted or required hereunder must be in writing.

10. All waivers to this Agreement must be in writing. The failure of either party to insist upon strict performance of any provision of this Agreement, or to exercise any right provided for herein, shall not be deemed to be a waiver for the future of such provision or right, and no waiver or any provision or right shall affect the right of the waiving party to enforce any other provision or right herein.

11. This Agreement will be governed by and interpreted in accordance with the laws of the State of Colorado as those laws are applied to contracts entered into and to be performed entirely in Colorado by Colorado residents. Venue for purposes of filing any legal action arising out of or in connection with this Agreement shall lie in Denver, Colorado which shall be deemed to be a convenient forum.

12. If any provision of this Agreement is determined to be unenforceable for any reason, the remaining provisions hereof shall be unaffected and remain in full force and effect.

13. This Agreement may be executed in several counterparts, all of which shall constitute one agreement. This Agreement may be executed and delivered by facsimile.

14. This Agreement supersedes and replaces in its entirety the Materials Transfer Agreement between UCHSC and Recipient, effective as of September 4, 1998, which is hereby terminated as of the Effective Date.


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The authorized signatures below verify agreement between the parties.

FOR UCHSC:



         /s/ Vivian Dullien                           Date:  9/19/03
---------------------------------------------              ---------------------
Vivian Dullien, Ph.D.
Director, Technology Transfer Office
University of Colorado Health Sciences Center
13001 E. 17th Place
Bldg 500, Rm 1009
Aurora, CO 800110



FOR RECIPIENT



By:      /s/ J. William Freytag                       Date:  9-15-03
---------------------------------------------              ---------------------
J. William Freytag, President and CEO
Myogen, Inc.
7575 West 103rd Avenue,
Westminster, Colorado 80021-5426



                                         [/\#/\]CONFIDENTIAL TREATMENT REQUESTED
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                                    EXHIBIT A

                SUMMARY OF MYOGEN'S R&D EFFORTS IN HEART FAILURE

Myogen's activities in support of its research and development in heart failure include:

     1. [/\#/\]

     2. [/\#/\]

     3. [/\#/\]

                                         [/\#/\]CONFIDENTIAL TREATMENT REQUESTED